Exhibit 99.2

Phoenix Motorcars Further Strengthens Its Senior Management Team by Adding Dr. Frank Lee and Dr. Bo Yang

Anaheim, California (October 28, 2022) – Phoenix Motor Inc. (Nasdaq: PEV) (“Company” or “Phoenix”), a leader in manufacturing all-electric, medium-duty vehicles, today announced the appointments of Dr. Frank Lee as Vice President of Engineering, and Dr. Bo Yang as Vice President of Fuel Cell Business.

In commenting on the appointments, Dr. Lance Zhou, CEO of Phoenix Motor Inc. said, “We are excited to add such experienced veterans to the team. Frank brings a wealth of knowledge of the EV development process. Bo will utilize his vast experience in fuel cells and zero-emission, heavy duty trucks and buses to develop and monetize our fuel cell assets.”

Chris Wang, CFO of Phoenix Motor commented, “The additions of Frank and Bo will add depth to our strong management team as we execute on our global growth strategy and will help guide Phoenix’s trajectory in the rapidly-evolving zero-emission vehicle revolution.”

Dr. Frank Lee brings over 30 years of experience in vehicle development, with expertise in auto body structure, power train integration (EV, EREV, PHEV & ICE) and vehicle integration, as well as vehicle product strategy and product development systems. Dr. Lee most recently served as Vice President of Vehicle Integration at Karma Automotive, an Irvine, CA based EV manufacturer. Previously Dr. Lee has held senior leadership positions including Chief Engineer for BYD Auto, Deputy General Manager for Beiben Trucks, VP and Senior Chief Engineer for Geely Holding Group, as well as Senior Technique Leadership positions in General Motors and Ford Motor Company. Dr. Lee earned his Ph.D. In Engineering Mechanics from Ohio State University, in Columbus, Ohio, and his MA in Mechanics and BS in Mechanics from the Huazhong University of Science and Technology.

Dr. Bo Yang brings 21 years of experience, primarily in fuel cell power systems and zero-emission heavy duty trucks and buses. Dr. Yang most recently served as Air Resources Engineer for the California Air Resources Board, working on numerous zero-emission regulation and deployment projects. Previously, Dr. Yang spent ten years as Senior Product and Process Engineer for Altergy Systems, a fuel cell engineering and manufacturing company, in Folsom, CA. Bo’s early experience was as Research Scientist/Director at Hoku Scientific in Hawaii. Dr. Yang earned his Ph.D. in Materials Science and Engineering from the University of Texas at Austin, his MS in Inorganic Materials and BS in Materials Science and Engineering from Zhejiang University in China.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix operates two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com and www.edisonfuture.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are no guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in the Offering prospectus and reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company's registration statement and Offering prospectus, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Investor Relations Contacts:
Mark Hastings, SVP & Head of Investor Relations
Sioban Hickie, ICR Inc.
PhoenixIR@icrinc.com